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For Immediate Release	Contact:	John A. Stiles
John A. Stiles & Associates, L.L.C.
314-994-0560

AuthentiDate Announces Definitive Agreement For Approximately $71.8 million Private Placement of Common Stock

Schenectady, NY—January 29, 2004—AuthentiDate Holding Corp. (NASDAQ: ADAT) announced today that it has entered into a definitive agreement for approximately $71.8 million private placement of approximately 5.22 million shares of its common stock to certain institutional and accredited investors. The net proceeds of approximately $67 million after payment of offering expenses will be principally used to strengthen its balance sheet, develop a backup data center, and for sales and general corporate purposes. The closing of the private placement is conditioned upon customary closing conditions and is expected to close by February 9, 2004.

“The completion of this transaction validates our long term viability and strengthens our financial stature with the investment community, our partners and our customers,” stated John Botti, Chairman and CEO of AuthentiDate. “We can now devote more of our focus to the sales and operation side of the business without the distraction of financial viability.”

The private placement is being made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock being issued have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

About AuthentiDate Holding Corp.
AuthentiDate Holding Corp. (AHC) is the holding company of five business units; DocStar, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. DocStar sells a complete line of proprietary document imaging products. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate intends to establish itself as the authority on “content security” as it is a growing sector of the electronic network security infrastructure market. DJS delivers professional services centered around technology systems integration projects, staff augmentation, out-tasking, outsourcing services and resells computer related products. Trac Medical uses the AuthentiDate service in the medical supply business.

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This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward -looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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